FINANCIAL CORPORATION

AMENDED AND RESTATED 1995 STOCK OPTION PLAN
(As of November 17, 1998)

Section 1. Purpose

     The purpose of the Stewardship Financial Corporation 1995 Stock Option Plan (the "Plan") is to enable Stewardship Financial Corporation (the "Corporation") to attract, retain and motivate its key executive employees and to enable key executive employees to participate in the long-term growth of the Corporation by providing for or increasing the proprietary interests of such persons in the Corporation thereby assisting the Corporation to achieve its long-range goals.

Section 2. Definitions

     Capitalized terms not specifically defined elsewhere herein shall have the following meaning:

     "Act" means the Securities Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

     "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Committee" means the Stock Option Committee of the Board (or any successor committee of the Board responsible for administering the Plan), which shall consist of two or more directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Act, to administer the Plan and perform the functions set forth herein.

     "Common Stock" or "Stock" means the common stock, no par value, of the Corporation.

     "Corporation" means Stewardship Financial Corporation and any present or future subsidiary corporations of Stewardship Financial Corporation (as defined in Section 424 of the Code) or any successor to such corporations.

     "Disability" means total disability as determined in accordance with the terms of the Corporation's long-term disability plan (or, if the Corporation has no such plan, its retirement plan) as in effect from time to time; provided, however, with respect to a Participant who has been granted an Incentive Stock Option such term shall have the meaning set forth in Section 422(c)(6) of the Code.


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     "Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Committee in good faith and in a manner established by the Committee from time to time; provided, however, that if the shares of Common Stock are last sale reported over the counter securities, then the "fair market value" of such shares on any date shall be the average of the high and low prices reported in the consolidated reporting system, or the average of the bid and asked prices (if the shares of Common Stock are over the counter securities), on the business day immediately preceding the date in question, as reported on the NASDAQ system.

     "Incentive Stock Option" means an option to purchase shares of Common Stock a Participant under the Plan which is intended to meet the requirements of Section granted to 422 of the Code.

     "Non-Qualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

     "Participant" means a person selected by the Committee to receive an Option under the Plan.

     "Plan" means the Stewardship Financial Corporation 1995 Stock Option Plan.

     "Retirement" means termination of employment in accordance with the retirement provisions of any retirement or pension plan maintained by the Corporation or any of its subsidiaries.

Section 3. Administration

     (a) The Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of the Plan to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, and to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof.

     (b) Subject to the other provisions of the Plan, the Committee shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Committee's decision and interpretations shall be final and binding. Any


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action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     (c) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Section 4. Eligibility and Participation

     Executive officers and other key employees of the Corporation (including executive officers and key employees who are directors) who are from time to time responsible for the management, growth and protection of the business of the Corporation, shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

Section 5. Shares of Stock Available for Options

     (a) The maximum number of shares of Common Stock which may be issued and purchased pursuant to Options granted under the Plan is 22,500, subject to the adjustments as provided in Section 5 and Section 7, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grant under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Committee shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Common Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which


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such Options remain exercisable, and if considered appropriate, the Committee may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that no adjustment shall be made pursuant to this Section if such adjustment would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3 of the Act. No fractional Shares shall be issued on account of any such adjustment.

     (c) Any adjustments under this Section will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

Section 6. Options

     (a) Subject to Federal and state statutes then applicable and the provisions of the Plan, the Committee may grant Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the Option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan, or without the consent of the Participant, any Incentive Stock Option granted under the Plan pursuant to Section 422 of the Code.

     (b) The Option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary or parent corporation of the Corporation and an Incentive Stock Option is granted to such Participant, the Option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

     (c) No Option shall be exercisable more than ten (10) years after the date the Option is granted. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Corporation or any subsidiary or parent corporation of the Corporation and an Incentive Stock Option is granted to such Participant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

     (d) No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option price therefor is received by the Corporation.


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Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

     (e) Unless otherwise determined by the Committee at the time of grant of an Option, in the event a Participant's employment with the Corporation terminates by reason of death or Disability, any Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option or within twelve (12) months following the Participant's termination of employment by reason of death or Disability, whichever period is shorter.

     (f) Unless otherwise determined by the Committee at the time of grant of an Option, in the event the Participant's employment with the Corporation terminates for any reason other than death or Disability, any Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option, or in the case of the Participant's termination of employment for reasons other than death, Disability or Retirement, within one (1) month of such termination, or in the case of the Participant's Retirement, within three (3) months of such Retirement, whichever period is shorter.

     (g) No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's appointed guardian or legal representative. A Participant shall notify the Committee in writing in the event that he disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Common Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Corporation in order to enable the Corporation to secure the related income tax deduction to which it will be entitled in such event under the Code.

     (h) The Committee may in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Act.

     (i) The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant who is an employee of the Corporation during one calendar year (under all plans of the Corporation and its parent and subsidiary corporations) shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Such aggregate Fair Market Value shall be determined as of the date such Option is granted.


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Section 7. General Provisions Applicable to Options

     (a) Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 of the Act, any Common Stock acquired by a Participant subject to Section 16 of the Act (a "Section 16 Participant") upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 of the Act.

     (b) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     (c) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Committee at the time of grant or at any time thereafter.

     (d) In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Corporation in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation, the committee of the board of directors of any corporation assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participants, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised (to the extent then exercisable) by the Participant within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.


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     (e) The Committee may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of the Corporation, or a subsidiary of the Corporation, as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary of the Corporation, or as a result of the acquisition by the Corporation, or one of its subsidiaries, of property or stock of the employing corporation. The Corporation may direct that substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

     (f) The Participant shall pay to the Corporation, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Committee's sole discretion, a Participant (other than a Section 16 Participant, who shall be subject to the following sentence) may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. With respect to Section 16 Participants, upon the issuance of shares of Common Stock in respect of an Option, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Section 16 Participant's federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (g) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

          (i) a transfer to the employment of the Corporation from a subsidiary or from the Corporation to a subsidiary, or from one subsidiary to another, or

          (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the Participant's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

     For purposes of the Plan, employees of a subsidiary of the Corporation shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Corporation.

     (h) The Committee may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant's consent to each action shall be required unless the


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Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 8. Miscellaneous

     (a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

     (b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements for its employees.

     (c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

     (d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

     (e) No member of the Board of Directors or the Committee shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board of Directors and the Committee shall be indemnified by the Corporation against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

     (f) The Plan shall be effective upon its approval by the shareholders of the Corporation. Prior to such approval, Options may be granted under the Plan expressly subject to such approval.

     (g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act.

     (h) Options may not be granted under the Plan after the tenth anniversary of its effective date, but then outstanding Options may extend beyond such date.


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     (i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey